Exhibit 4.2

VOCODIA HOLDINGS CORP.

A Wyoming Corporation

SUBSCRIPTION AGREEMENT

for

Private Offering

2,500,000 Shares

of

Vocodia Holdings Corp

Common Stock

for

$5,000,000

Vocodia Holdings Corp.

Attn: Brian Podolak, President

6401 Congress Ave.

Suite 160

Boca Raton, Florida 33487

Dear Mr. Podolak:

In connection with an equity offering to raise up to Five Million Dollars ($5,000,000) of cash (the “Offering”) by Vocodia Holdings Corp., a Wyoming corporation (the “Company”), which amount may be increased or decreased in the Company’s sole discretion, the undersigned hereby agrees as follows:

1.       Subscription and Payment. Subject to the terms of this Subscription Agreement (this “Agreement”), the undersigned investor (the “Subscriber”) hereby subscribes for and agrees to purchase the amount of shares of common stock (the “Shares”) of the Company set forth on the signature page to this Agreement. Attached to each Share is one (1) Warrant (the “Warrants” and together with the Shares, the “Securities”). Each Warrant entitles the holder thereof to purchase One (1) Share from the Company for Four Dollars (US $4.00) at any time until the expiration of the Warrants issued in this Offering. The Warrants will expire at midnight eastern standard time of the two year anniversary of the closing of this Offering. At any time prior to the expiration of the Warrants, the Company may, for any reason, call the Warrants by notifying the holders thereof (the “Call Notice”). Upon receipt of a Call Notice, the holder of a Warrant shall have ten (10) business days to exercise the Warrant. There is no penalty for non-exercise of the Warrants upon receipt of the Call Notice; however, failure to exercise the Warrant within the aforementioned time period shall result in the expiration of the Warrant and all rights associated therewith. The Offering will remain open for subscription until September 28th, 2021, unless otherwise extended in the Company’s sole discretion.

2.       Acceptance or Rejection of Subscription. Pursuant to the terms of this Agreement, the Company is proposing to offer and sell the Securities up to a maximum principal amount of Five Million Dollars ($5,000,000), which amount may be increased or decreased in the Company’s sole discretion, to accredited investors at a price per Share of Two Dollars ($2.00), subject to the Subscriber agreeing to representations and warranties set forth herein and approval by the Company, in its sole discretion (the “Investment”). The minimum Investment that the Company will accept is for Twenty-Five Thousand Dollars ($25,000); provided, however that the Company shall have the right, in its sole discretion, to accept an Investment that is less than Twenty-Five Thousand Dollars ($25,000). There is no minimum amount of Shares that must be sold and there will be no escrow of subscriptions; therefore, the funds from the Investment may be used by the Company immediately. This subscription for the Securities is irrevocable and may not be withdrawn by the Subscriber (unless afforded such right by law), but may be rejected in whole or in part by the Company for any or no reason in the Company’s sole and absolute discretion. The Company shall notify the Subscriber within five (5) days following the date on which this subscription is accepted or rejected. If the Subscriber’s subscription is accepted, the Company shall notify Subscriber and Subscriber shall wire to the Company immediately available funds in an amount equal to the amount reflected on the signature page of this Agreement within two (2) business days from receipt of notice of acceptance. Further, upon acceptance of the Subscriber’s subscription, this Agreement shall be deemed to have been executed and delivered to the Company and will become a binding contract between Subscriber and the Company shall revise its books and record to evidence ownership of the applicable number of Shares, unless a stock certificate is otherwise provided to evidence the Subscriber’s ownership of the Shares. If this subscription is rejected, neither the Subscriber nor the Company will have any obligations under this Agreement.

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3.       Subscriber Representations. To induce the Company to issue the applicable shares to the Subscriber, and with the understanding that the Company is relying on the following representations and warranties, the Subscriber hereby makes the following representations and warranties to the Company:

(a)       Subscriber Information. Any information furnished by the Subscriber pursuant to this Agreement, including with respect to the Subscriber’s financial position, background and investment experience, is true, correct and complete in all material respects as of the date of this Agreement.

(b)       Resident. The Subscriber: (i) if an individual, is a United States citizen and a resident of the state set forth on the signature page for individuals attached hereto; and (ii) if an entity, is duly organized, validly existing and in good standing under the laws of the state set forth on the signature page for entities attached hereto.

(c)       Securities Not Registered Under Securities Laws. The Subscriber understands that the Investment made herein is being made pursuant to an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), for limited and non-public offerings under Regulation D of the Securities Act, and pursuant to similar exemptions under certain state securities laws. Consequently, the terms of the Investment have not been subject to review or comment by the U.S. Securities and Exchange Commission (“SEC”), the securities administrator of any state, or any other regulatory authority. Further, Subscriber is purchasing the Securities without being furnished any offering literature or prospectus other than as referenced herein.

(d)       Securities Acquired for Own Account. The Subscriber is acquiring the Securities for the Subscriber’s own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same.

(e)       Restrictions on Transfer. The Subscriber will not make any resales or other dispositions of the Securities, by any means, including by way of any “general solicitation” or “general advertisement.” The Subscriber understands that the Subscriber will not be able to transfer or make any other disposition of the Securities without the prior written approval of the Company, unless such transfer or disposition is registered or qualified under all applicable federal and state securities laws, or unless the Subscriber has first delivered to the applicable Company a written opinion of qualified counsel, satisfactory to the Company, that such registration or qualification is not required. The Subscriber understands that any certificate representing the Securities will bear the following legend evidencing the restrictions on transfer described therein:

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“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS COVERING SUCH SECURITIES OR THE SALE IS MADE IN ACCORDANCE WITH AN EXEMPTION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, AND THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES REASONABLY SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS”

(f)       Access to Information. Any and all information relating to the Company requested by the Subscriber has been made available to the Subscriber by the Company, and the Subscriber has had an opportunity to question and receive satisfactory answers from the officers of the Company in connection with the Subscriber’s proposed purchase of the Securities.

(g)       Experience: Ability to Risk Loss. The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of this Investment. The Subscriber understands that an investment in the Securities involves a high-level of risk. The Subscriber is capable of bearing all of the economic risks and burdens of this Investment, including the possible loss of all funds invested by the Subscriber. The Subscriber has no need for liquidity in this Investment. The Subscriber has carefully made detailed inquiries concerning the Company, its business and personnel. The Subscriber has adequate net worth and means of providing for the Subscriber’s current needs and contingencies to sustain a complete loss of the Subscriber’s investment in the Company. The Subscriber’s overall commitment to investments that are not readily marketable is not disproportionate to the Subscriber’s net worth and the Subscriber’s investment in the Company.

(h)       Accredited Investor. Subscriber certifies that he, she or it is an “accredited investor” as defined in Regulation D under the Securities Act. Subscriber qualifies as an “accredited investor” because he, she or it meets any one or more of the following requirements (please check all that apply):

_____       A natural person whose individual net worth (as defined in Rule 501(a)(5)(i) of Regulation D promulgated under the Securities Act), or joint net worth with that person’s spouse, exceeds $1,000,000.

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_____       A natural person who had individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years and who has a reasonable expectation of reaching the same income level in the current year.

_____       A natural person who currently holds in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status.

_____       A director or executive officer (as defined in Rule 501(f) of Regulation D promulgated under the Securities Act) of the Company.

_____       A bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in its individual or fiduciary capacity.

_____       A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

_____       An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) or registered pursuant to the laws of a state or an investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act.

_____       An insurance company (as defined in Section 2(a)(13) of the Securities Act).

_____       An investment company registered under the Investment Company Act of 1940, as amended, or a business development company (as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended).

_____       A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended.

_____       A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act

_____       A plan established and maintained by a state, its political subdivisions or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

_____       An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if (A) the investment decision is made by a plan fiduciary (as defined in Section 3(21) of ERISA) which is either a bank, savings and loan association, insurance company or registered investment advisor, (B) the employee benefit plan has total assets in excess of $5,000,000 or (C) if the plan is a self-directed plan, its investment decisions are made solely by persons who are accredited investors.

_____       A private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended).

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_____       A corporation, a partnership, an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring securities, with total assets in excess of $5,000,000.

_____       A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring securities, whose acquisition is directed by a person who, either alone or with his or her purchaser representative(s), has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of acquiring securities.

_____       An entity in which all of the equity owners meet the requirements of at least one of the above subparagraphs for accredited investors.

_____       An entity of a type not listed above that is not formed for the specific purpose of acquiring the securities offered and owning investments in excess of $5,000,000.

_____       A family office (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act): (1) with assets under management in excess of $5,000,000; (2) that is not formed for the specific purpose of acquiring the securities offered; and (3) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

_____       A family client (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act) of a family office meeting the requirements set forth in Rule 501(a)(12) of Regulation D and whose prospective investment in the issuer is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment

If none of the above apply, contact the Company directly as further information may be required to determine accredited investor status.

Verification of Accredited Investor Status

The Subscriber will first be required to fill out an accredited investor questionnaire and submit additional information to verify accredited investor status in accordance with Rule 506(c). Specifically, the Company will require Subscriber to provide one or more of the following information to verify that a natural person who purchases securities in such offering is an accredited investor:

(1)       Accredited investors who wish to qualify based on the income test may be required to submit an Internal Revenue Service form that reports the Subscriber’s income for the two most recent years (including, but not limited to, Form W-2, Form 1099, Schedule K-1 to Form 1065, and Form 1040) and provide a written representation that he or she has a reasonable expectation of reaching the income level necessary to qualify as an accredited investor during the current year;

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(2)       Accredited investors who wish to qualify based on the net worth test may be required to submit one or more of the following types of documentation dated within the prior three months and obtain a written representation from the purchaser that all liabilities necessary to make a determination of net worth have been disclosed:

(A)       With respect to assets: bank statements, brokerage statements and other statements of securities holdings, certificates of deposit, tax assessments, and appraisal reports issued by independent third parties; and

(B)       With respect to liabilities: a consumer report from at least one of the nationwide consumer reporting agencies.

In order to comply with the net worth verification method provided under Rule 506(c), the relevant documentation must be dated within the prior three months of the sale of securities. If the documentation is older than three months, the Company may not rely on the net worth verification method, but may instead determine whether it has taken reasonable steps to verify the purchaser’s accredited investor status under a principles-based method of verification.

(3)       The Company may also consider and request written confirmation from one of the following persons or entities that the potential investor has taken reasonable steps to verify that it is an accredited investor within the prior three months and has determined that such potential investor is an accredited investor:

(A)	A registered broker-dealer;

(B)       An investment adviser registered with the Securities and Exchange Commission

(“SEC”);

(C)       A licensed attorney who is in good standing under the laws of the jurisdictions in which he or she is admitted to practice law; or

(D)       A certified public accountant who is duly registered and in good standing under the laws of the place of his or her residence or principal office.

In addition, the Subscriber may be subject to additional information requests and certifications based on the SEC’s “bad actor” rules that would disqualify securities offerings from the Rule 506(c) exemption if an issuer or other relevant persons have been convicted of, or are subject to court or administrative sanctions for, securities fraud or other violations of specified laws. Relevant persons includes “any affiliated issuer; any director, executive officer, other officer participating in the offering, general partner or managing member of the issuer; any beneficial owner of 20% or more of the issuer’s outstanding voting equity securities, calculated on the basis of voting power; any promoter connected with the issuer in any capacity at the time of such sale; any investment manager of an issuer that is a pooled investment fund; any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities; any general partner or managing member of any such investment manager or solicitor; or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor.”

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The representations made by, and the information provided by, the Subscriber will be reviewed to determine his, her or its suitability, and the Company will have the unfettered right to refuse a subscription for the Securities if, in its sole discretion, it believes that the Subscriber does not meet the applicable suitability requirements or the Securities are otherwise an unsuitable investment for the Subscriber.

It is anticipated that comparable suitability standards will be imposed by the Company in connection with any resale of the Securities. Any such resale is subject to various restrictions and may result in substantial adverse tax consequences. On any proposed transfer of Securities, the Board of Directors intends to require that the transferee satisfy similar suitability requirements consistent with applicable securities laws.

(i)      No Assurances. The Company has not made any representation or other assurance to the Subscriber concerning the percentage of profit or the amount or type of consideration, profit or loss (including tax deductions), if any, to be realized by the Subscriber as a result of an investment in the Securities.

(j)       Capacity and Authority to Contract. This Agreement has been duly executed by the Subscriber. The Subscriber has full capacity and authority to enter into and to perform this Agreement in accordance with its terms. If an entity, Subscriber is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, and the person signing this Agreement on the Subscriber’s behalf is a duly elected, qualified and acting officer of the Subscriber and has the necessary authorization to act on behalf of the Subscriber and to execute and deliver this Agreement and all documents and instruments to be executed and delivered in connection herewith.

(k)      No Brokers. The Subscriber has dealt with no broker or finder in connection with any of the transactions contemplated by this Agreement, and, insofar as the Subscriber knows, no broker or other person is entitled to any commission or finder’s fee in connection with the Investment. The Subscriber agrees to indemnify and hold the Company harmless against any loss, liability, damage, cost, claim or expense incurred by reason of any brokerage commission or finder’s fee alleged to be payable because of any act, omission or statement of the Subscriber.

(l)       Receipt of Documents. The Subscriber acknowledges that Subscriber has received a copy of the Executive Summary, and the Articles of Incorporation for the Company and any amendments thereto. The Subscriber has also had the opportunity to make a request and has received any other documents requested from the Company. The Subscriber acknowledges that the Company makes no warranty about the Investment and any documents provided therewith which may contain forward-looking statements about which no assurance can be given.

(m)      Legend on Certificates. The Subscriber acknowledges that:

i.       a legend will be placed on any certificates issued by the Company to evidence the interest of the undersigned in the Securities of the Company, in such form as the Company may deem appropriate to describe the restrictions which are imposed upon any resale effort; and

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ii.       a notation in the appropriate records of the Company will be made with respect to any restrictions on the transfer of the Securities.

(n)       Bad Actor. Subscriber is not subject to and is not aware of any facts that would cause the Subscriber to be subject to any of the “Bad Actor” disqualifications as described in Rule 506(d)(1)(i) to (viii) of the Securities Act.

(o)       Compliance. The execution and delivery by the Subscriber of, and the performance by the Subscriber of its obligations under, this Subscription Agreement will not contravene any provision of applicable law, the organizational documents of the Subscriber (if an entity), any agreement or other instrument binding upon the Subscriber, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Subscriber. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Subscriber of his, her or its obligations under this Agreement.

(p)      Public Solicitation. The offering and sale of the Securities is being made solely to investors in reliance on the private placement exemption from registration provided in Rule 506(c) of Regulation D thereunder, and in reliance on appropriate exemptions from state registration and qualification requirements where available. Under Rule 506(c), the Company may engage in general solicitation or general advertising in offering and selling the Securities, provided that: (i) all purchasers of the Securities are accredited investors, and (ii) the Company takes reasonable steps to verify that such purchasers are accredited investors, as described Section 3(h) above. The Subscriber will be required to represent in writing that they meet the applicable requirements to qualify as an “accredited investor” and shall be required to provide proof of such eligibility to the Company upon the Company’s request. In making the decision to purchase the Securities, the Subscriber relied solely on information obtained by the Subscriber directly from the Company as a result of any inquiries by the Subscriber or one or more of the Subscriber’s advisors.

(q)       No Public Market. There exist substantial restrictions on the transferability of the Securities under federal and state law, and there likely will be no public market for the Securities. The Subscriber may not be able to rely upon the provisions of Rule 144 adopted by staff of the SEC under the Securities Act with respect to the resale of the Securities. Accordingly, the Subscriber may have to hold the Securities indefinitely and may not be able to liquidate his, her or its investment in the Company, even in the case of an emergency.

(r)      Additional Information. The Securities will be issued pursuant to applicable exemptions from the registration requirements of the Securities Act, including those provided by Section 4(a)(2) of the Securities Act and/or rules promulgated thereunder (including without limitation Rule 506 under Regulation D), and applicable state securities laws, including the Florida Securities and Investor Protection Act (the “Florida Act”). Subscriber agrees to provide such additional information, certifications and assurances to the Company as reasonably requested by the Company to assure the suitability of the investment for Subscriber and Subscriber’s eligibility to purchase the Securities hereunder.

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(s)      Tax Consequences. Subscriber understands that none of the Company, its management, nor any professional advisor of the Company has made or makes any representation or warranty to Subscriber with respect to, or assumes any responsibility for, the federal income tax consequences to Subscriber of an investment in the Company.

(t)      No Representations. None of the following has ever been represented, guaranteed or warranted to the Subscriber by the Company, its founders, Board of Directors, officers, agents or employees, or other persons, expressly or by implication:

i.       the approximate or exact length of time that the Subscriber will be required to remain owner of the Securities;

ii.       the amount or type of consideration, profit or loss (including tax benefits) which reasonably may be expected to be realized, if any, as a result of the activities of the Company; or

iii.       that the past performance or experience of any entity or other person associated with this investment, directly or indirectly, will in any way indicate the results of the ownership of the Securities or of the Company’s intended activities.

5.       Representations of the Company. To induce the Subscriber to enter into this Agreement and consummate the transactions contemplated hereby, the Company hereby make the following representations and warranties to the Subscriber:

(a)       Organization and Company Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of Wyoming. The Company has all required company power and authority to carry on its business as presently conducted, to enter into and perform this Agreement and to carry out the transactions contemplated hereby.

(b)       Authorization and Non-Contravention. The execution, delivery and performance of this Agreement has been duly authorized by all necessary company or other action of the Company.

(c)       Issuance of Securities. The issuance, sale and delivery of the Securities to Subscriber in accordance with this Agreement, have been, or will be on or prior to the closing, duly authorized by all necessary company action on the part of the Company, and all such Securities shall have been duly reserved for issuance.

(d)       No Further Representations or Warranties. Except for the representations and warranties set forth in Sections 5(a)-(c) above, the Company hereby makes no representations or warranties to the Subscriber.

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6.       Risk Factors. THE SUBSCRIBER SHOULD CAREFULLY CONSIDER THE RISK FACTORS SET FORTH ON EXHIBIT A ATTACHED HERETO BEFORE MAKING AN INVESTMENT DECISION. THE RISKS AND UNCERTAINTIES DESCRIBED ON EXHIBIT A ARE SIMPLY EXAMPLES OF SOME OF THE RISKS THAT THE COMPANY OR ITS SUBSIDIARIES MAY FACE BUT ARE NOT THE ONLY RISKS THAT THE COMPANY OR ITS SUBSIDIARIES MAY FACE. IF ANY OF THESE EVENTS ACTUALLY OCCURS, THE COMPANY’S AND ITS SUBSIDIARIES RESPECTIVE BUSINESSES, FINANCIAL CONDITION AND RESULTS OF OPERATIONS COULD BE MATERIALLLY HARMED. IN THAT EVENT, THE VALUE OF THE SECURITIES COULD DECLINE, AND THE SUBSCRIBER COULD LOSE PART OR ALL OF ITS INVESTMENT. AN INVESTMENT IN THE SECURITIES COVERED BY THIS AGREEMENT IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

7.       Indemnification. Subscriber hereby agree to indemnify and hold harmless the Company, its officers, directors, stockholders, employees, agents and attorneys against any and all losses, claims, demands, liabilities and expenses (including reasonable legal or other expenses) incurred by each such person in connection with defending or investigating any claims or liabilities, whether or not resulting in any liability to such person to which any such indemnified party may become subject under the Act, under any other statute, at common law or otherwise, insofar as such losses, claims, demands, liabilities and expenses (a) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact made by Subscriber in this Agreement, or (b) arise out of or are based upon any breach by the Subscriber of any representation, warranty or agreement contained herein.

8.       Use of Proceeds. Company will use the proceeds of this Offering to: (a) hire, train and compensate officers and employees of the Company; (b) pay marketing and promotional costs incurred by the Company; (c) develop and implement our business and technology infrastructure; (d) pay any and all start up, legal, accounting and other organizational costs; and (e) general corporate and working capital purposes.

9.       General.

(a)     Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that the Subscriber shall not have the right to transfer or assign its rights and obligations under this Agreement without the written consent of the Company. In the event the Company consents to an assignment by the Subscriber, the Subscriber shall be solely responsible for any tax consequences incurred and regulatory approvals (and the costs thereof) required in connection with such assignment.

(b)       Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the state of Florida applicable to agreements made and to be performed entirely within the state of Florida, without regard to the conflicts of law principles of the state of Florida.

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(c)       Notices. All notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (as elected by the person giving such notice) transmitted by email, sent via recognized overnight courier with tracking capabilities, or mailed by registered or certified mail (postage prepaid), return receipt requested, addressed (i) if to Subscriber, at the address or facsimile number listed on the applicable signature page to this Agreement, or (ii) if to the Company, at the address listed above, addressed to the attention of Brian Podolak, President, with a copy to Perlman, Bajandas, Yevoli & Albright, P.L., 200 South Andrews Ave., Suite 600, Fort Lauderdale, FL 33301, Attention: Jason E. Perlman. Each such notice shall be deemed delivered (x) on the date delivered, if by overnight courier service; (y) on the date of the confirmation of receipt, if by email; and (z) either upon the date of receipt or refusal of delivery, if mailed. The place to which notices are to be given to any party may be changed from time to time by such party by providing written notice to the other party in accordance with the terms of this Section.

(d)       Survival of Representations and Warranties. The Subscriber agrees to promptly notify the Company in the event that any of the representations set forth above cease to be accurate in any respect at any time prior to the purchase of the Securities. Until such notice to the Company, the Company may rely on the representations, warranties, covenants and agreements contained herein in connection with any matter related to the Company. All agreements, representations and warranties of the Company contained herein shall be deemed to be made as of the date hereof and shall expire upon the execution and delivery of this Agreement by the Company and the closing of the transactions hereby.

(e)       Amendments. This Agreement may not be amended or modified, and no provisions hereof may be waived, without the written consent of the Company and the Subscriber.

(f)       Headings. The descriptive headings in this Agreement have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction of any provision hereof.

(g)       Counterparts. This Agreement may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. A copy of this Agreement that is signed and delivered by telecopy, facsimile or electronic (whether by PDF, any electronic signature complying with the US federal ESIGN Act of 2000 (e.g., www.docusign.com) or otherwise) transmission so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(h)       Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(i)       Binding Arbitration of Disputes.

(i)       Any controversy, claim, or dispute between the parties (each, a “Dispute”), including any claim based on contract, tort or statute, arising out of or relating to the rights or obligations of the parties under this Agreement shall be resolved in accordance with this Section. Venue or location for any arbitration pursuant to this Agreement shall be referred to the office of American Arbitration Association (“AAA”) closest to the principal office of the Company in Palm Beach County, Florida. Any and all arbitration shall be conducted by a single arbitrator appointed in accordance with the rules of the AAA, as modified herein, and in accordance with its Commercial (or other) Arbitration Rules.

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(ii)       The rules to be followed in the arbitration shall be as follows: (A) the petition for arbitration shall be submitted in the form of a complaint, prepared in conformance with law of the State of Florida, and filed with the arbitrator, with copies personally served on all responding parties; (B) the respondent shall have thirty (30) days to file a response in the form of an answer, prepared in compliance with the state in which the arbitration is commenced; (C) demurrers, motions to strike, and other pretrial motions permitted under the code of civil procedure in the state in which the arbitration is commenced shall be permitted in the arbitration proceeding; (D) the matters at issue shall be set for hearing by the arbitrator; (E) within twenty (20) days after the filing of the answer, the arbitrator shall schedule, at a mutual acceptable times for the parties, a pre-hearing conference, and discovery and hearing dates, and if the parties are unable so to agree, the arbitrator shall set the appropriate dates; and (F) any disputes concerning discovery shall be submitted to the arbitrator.

(iii)       The arbitrator shall comply with, and the decision of the arbitrator shall be rendered in accordance with, the substantive laws of the State of Florida, without regard to choice of law principles. Notwithstanding the foregoing, the arbitrator shall not have the power to alter, modify, amend, add to, or subtract from any term or provision of this Agreement in any respect, nor to rule upon or grant any extension, renewal, or continuance of this Agreement. The arbitrator shall have the authority to grant any legal remedy available had the parties submitted the dispute to a judicial proceeding; provided that the arbitrator shall have no power or authority to grant injunctive relief, specific performance or other equitable relief. The parties agree to be bound by the decision of the arbitrator, which shall be final, and shall not be appealable. The arbitrator’s decision shall be rendered within thirty (30) days following submission of the matter at issue, but the failure to comply with this provision shall in no way invalidate any decision or award as may be rendered more than thirty (30) days after submission. The fees and costs of the arbitrator shall initially be borne equally by the parties to the arbitration. The judgment upon the award rendered by the arbitrator may be entered in the court having jurisdiction pursuant to Section 9(j). In connection with any suit to confirm the judgment or finding of an arbitrator, the parties further irrevocably submit themselves to the jurisdiction and venue provided under Section 9(j).

(j)       Consent to Jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Florida state court in the county of Palm Beach or federal court of the United States of America sitting in the county of Palm Beach in the state of Florida, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement that is not subject to the provisions of Section 9(i) above. or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such Florida court, or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it or he may legally and effectively do so, any objection that it or he may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Agreement in any Florida state or federal court in the county of Palm Beach. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Service of any court paper may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws, rules of procedure or local rules.

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(k)       Integration. This Agreement, including the exhibits, documents and instruments referred to herein or therein, constitute the entire understanding and agreement between the Subscriber and the Company with respect to the subject matter contained herein and supersedes any prior agreements, understandings, restrictions, representations, or warranties, both written and oral, among the Subscriber and the Company with respect to such subject matter.

(l)        Expenses. Except as otherwise provided in this Agreement, each of the parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its own financial or other consultants, accountants, and counsel.

(m)      Limitation of Liability. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IN NO EVENT SHALL THE COMPANY OR ANY OF ITS STOCKHOLDERS, DIRECTORS, OFFICERS, AGENTS OR REPRESENTATIVES BE LIABLE TO THE SUBSCRIBER FOR ANY LOSSES, INCLUDING LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR INDIRECT DAMAGES, HOWEVER CAUSED, ON ANY THEORY OF LIABILITY WHETHER BASED UPON TORT, CONTRACT, STATUTORY OR OTHER CAUSE OF ACTION, AND IN ANY EVENT, THE MAXIMUM LIABILITY OF THE COMPANY OR ANY OF ITS STOCKHOLDERS, DIRECTORS, OFFICERS, AGENTS OR REPRESENTATIVES SHALL NOT EXCEED, IN THE AGGREGATE, THE AMOUNT PAID BY THE SUBSCRIBER FOR THE SECURITIES PURSUANT TO THIS AGREEMENT.

(n)       FOR FLORIDA RESIDENTS ONLY. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT TO THE CONTRARY ANY SALE OF THE SECURITIES MADE TO A RESIDENT OF FLORIDA IS VOIDABLE BY THE SUBSCRIBER AND THE SUBSCRIBER HAS THE RIGHT TO RECEIVE BACK ANY MONEY PAID OR OTHER CONSIDERATION GIVEN, WITHOUT PENALTY OR REDUCTION OF ANY KIND, WITHIN THREE (3) DAYS AFTER THE FIRST TENDER OF CONSIDERATION IS MADE BY THE SUBSCRIBER TO THE COMPANY (OR AN AGENT FOR THE COMPANY) OR WITHIN THREE (3) DAYS AFTER THE AVAILABILITY OF THIS PRIVILEGE IS COMMUNICATED TO THE SUBSCRIBER, WHICHEVER OCCURS LATER. THIS NOTICE CONSTITUTES COMMUNICATION OF THE PRIVILEGE TO A FLORIDA SUBSCRIBER. TO ACCOMPLISH THIS WITHDRAWAL, A SUBSCRIBER NEED ONLY SEND A LETTER TO THE PRESIDENT OF THE COMPANY, INDICATING HIS, HER OR ITS INTENTION TO WITHDRAW. SUCH LETTER SHOULD BE SENT AND POSTMARKED PRIOR TO THE END OF THE AFOREMENTIONED THIRD DAY. IT IS PRUDENT TO SEND SUCH LETTER BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ENSURE THAT IT IS RECEIVED AND ALSO TO EVIDENCE THE TIME WHEN IT WAS MAILED. IF THE REQUEST IS MADE ORALLY IN PERSON OR BY TELEPHONE TO THE COMPANY, A WRITTEN CONFIRMATION THAT THE REQUEST HAS BEEN RECEIVED SHOULD BE REQUESTED.

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(o)      NOTICE TO SUBSCRIBER. THIS AGREEMENT HAS BEEN PREPARED BY THE COMPANY. THIS AGREEMENT CONTAINS NO REPRESENTATIONS OR WARRANTIES, IMPLIED OR OTHERWISE, INCLUDING BUT NOT LIMITED TO ANY REPRESENTATION OR WARRANTY BY THE COMPANY OR ITS DIRECTORS, OFFICERS, AGENTS OR REPRESENTATIVES AS TO THE ACCURACY OR COMPLETENESS OF ANY OF THE INFORMATION IN THIS AGREEMENT OTHER THAN WITH RESPECT TO ITSELF, AND NO PERSON HAS EITHER INDEPENDENTLY VERIFIED OR GUARANTEED THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS AGREEMENT EXCEPT WITH RESPECT TO INFORMATION PROVIDED BY SUCH PERSON FOR INCLUSION IN THIS AGREEMENT. STATEMENTS IN THIS AGREEMENT ARE MADE AS OF THE DATE OF THIS AGREEMENT UNLESS STATED OTHERWISE AND ARE SUBJECT TO CHANGE, COMPLETION OR AMENDMENT WITHOUT NOTICE AND THERE IS NO OBLIGATION TO UPDATE THIS AGREEMENT AS TO ANY SUBSEQUENT EVENT. NEITHER DELIVERY OF THIS AGREEMENT AT ANY TIME NOR ANY SALE HEREAFTER SHALL UNDER ANY CIRCUMSTANCES, CREATE AN INDICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO SUCH DATE. CERTAIN MARKETING AND INDUSTRY INFORMATION CONTAINED IN THIS AGREEMENT WAS OBTAINED FROM INDUSTRY PUBLICATIONS, INCLUDING INTERNET WEBSITES. INDUSTRY PUBLICATIONS AND MOST RELATED REPUTABLE INTERNET WEBSITES GENERALLY INDICATE THAT THE INFORMATION CONTAINED THEREIN IS FROM SOURCES BELIEVED TO BE RELIABLE, BUT THIS INFORMATION HAS NOT BEEN INDEPENDENTLY VERIFIED AND NO ASSURANCES CAN BE GIVEN REGARDING THE ACCURACY AND COMPLETENESS OF SUCH INFORMATION. THIS AGREEMENT MAY CONTAIN SUMMARIES BELIEVED TO BE ACCURATE OF CERTAIN DOCUMENTS RELATING TO AN INVESTMENT IN THE SECURITIES. SUBSCRIBER IS HEREBY REFERRED TO THE COMPLETE TEXT OF SUCH DOCUMENTS FOR COMPLETE INFORMATION CONCERNING THE RIGHTS AND OBLIGATIONS OF THE PARTIES THERETO. ALL SUCH SUMMARIES ARE QUALIFIED IN THEIR ENTIRETY BY THIS REFERENCE.

(p)      Legal Counsel. This Agreement was prepared by the Company’s attorneys using information provided to the attorneys solely by the Company and its officers. The Company’s attorneys expressly disclaim any duty to investigate the Company or its officers, directors, owners, employees, agents or promoters or verify the truth of any of the information provided to or by them. The Subscriber should not rely on the Company’s attorneys’ involvement in preparing the Agreement, and the Subscriber is urged to review the Agreement and any other material provided to the Subscriber by the Company or anyone acting on its behalf. The Subscriber should not consider the Company’s attorneys to be his, her or its attorney. The Subscriber is encouraged to retain his, her or its own counsel and to have that counsel review this Agreement and advise the Subscriber regarding the advisability of making an investment in the Company. No attorney-client relationship exists between the Subscriber and the Company’s counsel. The Company’s attorneys are not representing and will not represent the Subscriber in connection with the transactions contemplated hereby (including the purchase of the Securities) or any dispute which may arise between the Company, on the one hand, and any of its members, on the other hand. The Subscriber will, if he, she or it desires counsel on the transactions contemplated hereby, retain his, her or its own independent counsel and will pay all fees and expenses of such counsel. The Company’s attorneys may represent the Company in connection with any and all matters and the Subscriber expressly waives any conflict of interest in connection with such representation by the Company’s attorneys in any subsequent matter involving the Company and its officers, on the one hand, and the Subscriber on the other hand.

[Signature Page Follows]

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—Signature Page for Subscribers that are Individuals—

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year set forth below.

SUBSCRIBER:

Name:	James (jack) stites

SUBSCRIBER INFORMATION — PLEASE FILL OUT:

Address:	1843 Foreman Dr.
Cookeville Tn., 38501
State of Residence:	Tn.
Social Security Number:	###-##-####
Telephone:	931-261-7006
Facsimile:	931-528-5997
E-mail:	jstites@jsconstruction.com
3-30-49

ELECTION TO PURCHASE:

The Subscriber hereby elects to participate in this Offering for the following:

Purchase Price:	$2.00
Shares Purchased	50,000

To be completed by Vocodia Holdings Corp.

Accepted as of March 22, 2021 for an amount of $100,000.00:

Vocodia Holdings Corp.

By:	/s/Brain Podalak	3/25/2022
Brian Podolak, President

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EXHIBIT A

Risk Factors

For purposes of the following, references to “us,” “our,” and “we” shall refer to the Company, and references to “you,” or “your” shall refer to the Subscriber. You should carefully consider the risks described below, together with all of the other information included in the Subscription Agreement, before making an investment decision with regard to our securities. The statements contained in or incorporated into the following discussion that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, you may lose all or part of your investment.

Risks Related to Our Business and the Securities

OUR BUSINESS, INVOLVING NEW TECHNOLOGY, HAS A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS BEFORE MAKING AN INVESTMENT DECISION. THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, ANY FINANCIAL PROJECTIONS ARE ALL QUALIFIED BY THE FOLLOWING RISK FACTORS, WHICH SHOULD NOT BE CONSIDERED AN EXHAUSTIVE LISTING OF THE POTENTIAL RISKS OF ANY INVESTMENT IN THE STOCK, BUT MERELY INDICATIVE OF SOME OF THE PRINCIPAL RISKS THAT MANAGEMENT BELIEVES ARE PERTINENT AND THAT SHOULD BE CONSIDERED PRIOR TO MAKING ANY SUCH INVESTMENT. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, FINANCIAL CONDITION, OR RESULTS OF OPERATIONS COULD BE MATERIALLY ADVERSELY AFFECTED AND IN SUCH CASE, YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

Vocodia has no operating history, which makes it difficult to evaluate Vocodia’s future prospects and may increase the risk that Vocodia will not be successful.

We are a corporation formed in 2021 with the purpose of utilizing artificial intelligence (“AI”) technology to create and deploy sales agents to be utilized in our customers’ call centers and other businesses; however, our operations to date are limited. Our proposed operations are subject to all of the risks and uncertainties inherent for a development stage business enterprise. Assessing our business and future prospects is challenging in light of the risks and difficulties we may encounter. These risks and difficulties include our ability to:

•	attract and retain customers on a cost-effective basis;
•	increase awareness of the Vocodia brand and services and develop customer loyalty;
•	operate, support, expand and develop our operations, website, software and communications and other systems;
•	raise capital;
•	respond to technological changes and regulatory changes or demands; and
•	attract, retain and motivate qualified personnel.

If we are unsuccessful in addressing these risks or in executing our business strategy, this could have a material adverse effect on our business, results of operations and financial condition. We may not be able to successfully address these risks and difficulties, which could materially harm our business and results of operations.

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Vocodia’s growth cannot be assured. Even if Vocodia does experience growth, we cannot assure you that it will grow profitably.

Our business strategy is dependent on the growth of our business. For us to achieve significant growth, customers must accept our services as a valuable commercial tool. Our growth will depend on our ability to quickly gain and maintain customers to use Vocodia’s services. We cannot assure you that our efforts will be successful or result in increased revenues, higher margins or profitability. Our plans to pursue opportunities for revenue growth are at an early stage, and we cannot assure you that our plans will be successful or that we will actually proceed with them as described.

Adverse changes or interruptions in our relationships with vendors and supplier could affect our revenues.

We cannot assure you that our arrangements with vendors and suppliers will remain in effect or that any of these vendors or suppliers will continue to supply us with the same level of service at the same price, which will affect our revenues. If our arrangements with our vendors or suppliers change or do not remain in effect, this could have a material adverse effect on our business, results of operations and financial condition

If Vocodia fails to attract and retain customers in a cost-effective manner, our ability to grow and become profitable may be impaired.

Our business strategy depends on increasing our overall number of customer transactions in a cost-effective manner. In order to increase our number of transactions, we must attract new customers to use our services. There are no assurances that our efforts will be cost effective at attracting new customers or increasing transaction volume. If we do not achieve our sales objectives, this could have a material adverse effect on our business, results of operations and financial condition.

Growth of our business will depend on a strong brand and any failure to develop, maintain, protect and enhance our brand would hurt our ability to retain or expand our customer base and our ability to increase their level of engagement.

We believe that a strong brand is necessary to attract and retain customers. We need to develop, maintain, protect and enhance our brand in order to create a base of customers and increase their engagement. Successful promotion of our brand will depend largely on our ability to maintain a sizeable and active customer base, our marketing efforts and ability to provide reliable and useful products and services at competitive prices. Brand promotion activities may not yield increased revenue, and even if they do, any increased revenue may not offset the expenses we will incur in building our brand. If we fail to successfully promote and maintain our brand, or if we incur substantial expenses in an unsuccessful attempt to promote and maintain our brand, we may fail to attract enough new customers or retain our existing customers to the extent necessary to realize a sufficient return on our brand-building efforts, in which case our business, operating results and financial condition, would be materially and adversely affected. Furthermore, negative publicity about Vocodia, including issues with our technology, could diminish confidence in, and the use of, our services, which could have a material adverse effect on our business, results of operations and financial condition.

Our efforts to increase the use of our platform and services may not succeed and may negatively affect our revenue growth rate.

The success of sales and marketing for our software platform, which is a B2B and B2C software solution for call centers and businesses, is unpredictable. The future level of market acceptance is unpredictable.

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Further, the introduction of new solutions may not be successful, which would adversely affect potential growth. We are unable to determine with any certainty, the satisfactory level from customers using our platform, and may not be able to determine with certainty the extent to which our innovative solutions are being embraced by customers. Any factor adversely affecting sales of our platform or solutions, including release cycles, market acceptance, competition, performance and reliability, reputation, and economic and market conditions, could adversely affect our business and operating results.

We may need additional financing in the future, which we may be unable to obtain.

Our business requires substantial investments of capital. The development of the software and supporting technology infrastructure, execution of advertising and promotional campaigns, hiring and training of high- quality personnel, and performance of other tasks necessary to operate the business require a significant amount of capital. A significant amount of time may elapse between our expenditure of funds and the receipt of commercial revenues derived from our services. This time lapse requires us to fund a significant portion of our capital requirements from various financing sources. We cannot be certain that we can successfully implement these financing arrangements or that we will not be subject to substantial financial risks relating to the operation of our business. Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

We currently anticipate that the funds from the sale of the Securities under this Offering, combined with our current cash resources, will be sufficient to meet our anticipated capital expenditures and working capital requirements in the near term. However, we expect a need to raise additional funds to finance our long-term operations, as well as to continue to develop and enhance our products and services, fund expansion, respond to competitive pressures or acquire complementary businesses. Such additional funds may result in additional dilution to your investment in the Company. Poor financial results, unanticipated expenses or unanticipated opportunities that require financial commitments could give rise to additional financing requirements we did not expect.

Additional financing may not be available on terms favorable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our ability to enhance our products and services, fund expansion, respond to competitive pressures or take advantage of business opportunities would be significantly limited and/or delayed, and we might need to significantly restrict our operations.

In the event that the Company uses debt to finance ongoing operations or growth, the debt could contain financial or other covenants which could reduce our future operating flexibility. These covenants might also require the Company to maintain certain levels of financial performance that it might not be able to achieve; any such failure could result in the acceleration of such debt and the foreclosure by those creditors on any collateral the Company used to secure the debt. In the event of a bankruptcy or liquidation of the Company, any outstanding debt would rank senior to our outstanding Units, including those offered in this Offering.

Our success is dependent on our management team. The loss of any member of our management team could adversely affect our operations and financial results.

To a significant extent, our success depends on our current management team. The loss of any member of our management team could materially adversely affect our operations and financial results. We currently do not have “key person” life insurance on any of our management team. We do not have fixed term employment or contractor agreements with any of our management team, all of whom could terminate their relationship with us at any time.

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We depend on talented personnel to grow and operate our business, and if we are unable to hire, retain, manage and motivate our personnel, or if our new personnel do not perform as we anticipate, we may not be able to grow effectively.

Our future success will depend upon our ability to identify, hire, develop, motivate and retain talented and high-quality personnel. Identifying, attracting, recruiting, training, integrating, managing and motivating talented individuals will require significant time, expense and attention. Competition for talent is intense. If we are not able to effectively recruit and retain our talent, our business and our ability to achieve our strategic objectives would be materially harmed.

Our financial projections are only a prediction of our future economic performance, based on our current expectations, and our actual results of operations may be significantly worse.

Our financial performance projections are based on assumptions we believe to be reasonable, but that are inherently uncertain and unpredictable. Actual results could differ materially from those projected as a result of factors outside our control as well as unanticipated risks and uncertainties set forth herein generally. Accordingly, our projections should be viewed with the understanding that they are merely our estimate of the results that we anticipate obtaining based on the assumptions we made in preparing the projections.

If we do not continue to attract and retain qualified personnel, we may not be able to expand our business.

Our business and financial results depend on the continued service of our key personnel. The loss of the services of our executive officers or other key personnel could harm our business and financial results. Our success also depends on our ability to hire, train, retain and manage highly skilled employees. We cannot assure you that we will be able to attract and retain a significant number of qualified employees or that we will successfully train and manage the employees we hire, which could have a material adverse effect on our business, results of operations and financial condition.

Our solutions face competition in the marketplace. If we are unable to compete effectively, our operating results could be adversely affected.

We compete with many types of AI companies. Our existing competitors, as well as a number of potential new competitors, have longer operating histories, greater name recognition, more established customer bases and significantly greater financial, technical, marketing and other resources than we do. As a result, our competitors may be able to respond more quickly and effectively than we can to new or changing opportunities, technologies, standards or customer requirements. We could lose customers if our competitors introduce new competitive products and technologies, add new features, acquire competitive products, reduce prices, form strategic alliances with other companies or are acquired by third parties with greater available resources. We also face competition from a variety of vendors of software applications that address only a portion of one of our solutions. We may also face increasing competition from open source software initiatives, in which competitors may provide software and intellectual property for free. In addition, if a prospective customer is currently using a competing solution, the customer may be unwilling to switch to our solutions without access to set up support services. If we are unable to provide those services on terms attractive to the customer, the prospective customer may be unwilling to utilize our solutions. If our competitors’ products, services or technologies become more accepted than our solutions, if they are successful in bringing their products or services to market earlier than ours, or if their products or services are more technologically capable than ours, then our revenue could be adversely affected. In addition, some of our competitors may offer their products and services at a lower price. If we are unable to achieve our target pricing levels, our operating results would be negatively affected. Pricing pressures and increased competition could result in reduced sales, reduced margins, losses or a failure to maintain or improve our competitive market position, any of which would adversely affect our business.

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Risks Related to the Software and Technology

If the market for our technology delivery model and proprietary software develops more slowly than we expect, our business could be harmed.

The market for artificial intelligence-based software is not as mature as the market for current widely used software types, and it is uncertain whether our services will sustain high levels of demand and market acceptance. Our success will depend to a substantial extent on the willingness of companies to increase their use of artificial intelligence-based services in general, and of our solutions in particular. Many companies have invested substantial personnel and financial resources to integrate traditional software into their businesses, and therefore may be reluctant or unwilling to migrate to an artificial intelligence-based service. Furthermore, some companies may be reluctant or unwilling to use artificial intelligence-based services because they have concerns regarding the risks associated with security capabilities, among other things, of the technology delivery model associated with these services. If companies do not perceive the benefits of artificial intelligence-based software, then the market for our solutions may develop more slowly than we expect, or the market for our new solutions may not develop at all, either of which would significantly adversely affect our operating results. We may not be able to adjust our spending quickly enough if market growth falls short of our expectations or we may make errors in predicting and reacting to relevant business trends, either of which could harm our business. If the market for our artificial intelligence-based solutions does not evolve in the way we anticipate, or if customers do not recognize the benefits of our artificial intelligence-based solutions over traditional on-premise enterprise software products, and as a result we are unable to increase sales of subscriptions to our solutions, then our revenue may not grow or may decline, and our operating results would be harmed.

Any failure to offer high-quality technical support services may adversely affect our relationships with our customers and our financial results.

Once our solutions are deployed, our customers depend on us to resolve technical issues relating to our solutions. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support services. We also may be unable to modify the format of our support services to compete with changes in support services provided by our competitors. Increased customer demand for these services, without corresponding revenue, could increase costs and adversely affect our operating results. In addition, our sales process is highly dependent on our solutions and business reputation and positive recommendations from our existing customers. Any failure to maintain high-quality technical support, or a market perception that we do not maintain high-quality support, could adversely affect our reputation, our ability to sell our solutions to existing and prospective customers, and our business, operating results, and financial position.

The success of our artificial intelligence-based solutions largely depends on our ability to provide reliable solutions to our customers. If a customer were to experience a product defect, a disruption in its ability to use our solutions or a security flaw, demand for our solutions could be diminished, we could be subject to substantial liability and our business could suffer.

Because our solutions are complex, and we will continually evolve new features, our solutions could have errors, defects, viruses or security flaws that could result in unanticipated downtime for our customers and harm our reputation and our business. Internet-based software frequently contains undetected errors or security flaws when first introduced or when new versions or enhancements are released. We might from time to time find such defects in our solutions, the detection and correction of which could be time consuming and costly. Since our customers use our solutions for important aspects of their business, any errors, defects, disruptions in access, security flaws, viruses, data corruption or other performance problems with our solutions could hurt our reputation and may damage our customers’ businesses. If that occurs, customers could elect not to continue using our services, or withhold payment to us, or may make warranty or other claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or the expense and risk of litigation. We could also lose future sales. In addition, if the public becomes aware of security breaches of our solutions, our future business prospects could be adversely impacted.

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We are dependent on the internet infrastructure.

Our future success will depend, in significant part, upon the maintenance of the various components of the Internet infrastructure, such as a reliable backbone network with the necessary speed, data capacity and security, and the timely development of enabling products, such as high-speed modems, which provide reliable and timely Internet access and services. To the extent that the Internet continues to experience increased numbers of users, frequency of use or increased user bandwidth requirements, we cannot be sure that the Internet infrastructure will continue to be able to support the demands placed on it or that the performance or reliability of the Internet will not be adversely affected. Furthermore, the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure or otherwise, and such outages or delays could adversely affect our Web site and the Web sites of our service providers, as well as the Internet service providers and online service providers our customers use to access our services. In addition, the Internet could lose its viability as a commercial medium due to delays in the development or adoption of new standards and protocols that can handle increased levels of activity. We cannot predict whether the infrastructure and complementary products and services necessary to maintain the Internet as a viable commercial medium will be developed or maintained.

If we do not keep pace with technological changes, our solutions may become less competitive, and our business may suffer.

Our market is characterized by rapid technological change, frequent product and service innovation and evolving industry standards. If we are unable to provide enhancements and new features for solutions that keep pace with these technological developments, our business could be adversely affected. The success of enhancements, new features and solutions depend on several factors, including the timely completion, introduction and market acceptance of the enhancements or new features or solutions. Failure in this regard may significantly impair our revenue growth. In addition, because our solutions are designed to operate on a variety of systems, we will need to continuously modify and enhance our solutions to keep pace with changes in Internet-related hardware, software, communication, browser, and database technologies. We may not be successful in either developing these modifications and enhancements or in bringing them to market in a timely fashion. Furthermore, uncertainties about the timing and nature of new network platform or technologies, or modifications to existing platform or technologies, could increase our research and development expenses. Any failure of our solutions to keep pace with technological changes or operate effectively with future network platform and technologies could reduce the demand for our solutions, result in customer dissatisfaction and adversely affect our business.

We may not protect our technology effectively, which would allow competitors to duplicate our products. This could make it more difficult for us to compete with them.

Our success and ability to compete in our industry depend, in part, upon our technology. We rely primarily on copyright, trade secret and trademark laws and provisions in our contracts to protect our technology. We attempt to negotiate beneficial intellectual property ownership provisions in our contracts. However, laws and our actual contractual terms may not be sufficient to protect our technology from use or theft by third parties. For instance, a third party might try to reverse engineer or otherwise obtain and use our technology without our permission and without our knowledge, allowing competitors to duplicate our services. We may have legal or contractual rights that we could assert against such illegal use, but lawsuits claiming infringement or misappropriation are complex and expensive, and the outcome would not be certain. In addition, the laws of some countries in which we may wish to sell our products may not protect software and intellectual property rights to the same extent as the laws of the United States.

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Defending against intellectual property claims could be expensive and disruptive to our business.

We cannot assure you that others will not obtain and assert patents or other intellectual property rights against us affecting essential elements of our business. We intend to diligently defend our intellectual property rights, but intellectual property litigation is expensive and time consuming, and successful infringement claims against us could result in significant monetary liability or prevent us from operating our business, or portions of our business. In addition, resolution of claims may require us to obtain licenses to use intellectual property rights belonging to third parties or possibly to cease using those rights altogether. Any of these events could have a material adverse effect on our business, results of operations or financial condition.

Development of our AI solutions to make agents more efficient and improve customer experience may not be successful and may result in reputational harm and our future operating results could be materially harmed.

We plan to continue to increase and provide our customers with AI-powered applications, including conversational virtual agents, agent assistance and business insights. While we aim for our AI-powered applications to make agents more efficient and improve customer experience, our AI models may not achieve sufficient levels of accuracy. In addition, we may not be able to acquire sufficient training data or our training data may contain biased or otherwise inaccurate information. Furthermore, the costs of AI technologies, such as speech recognition and natural language processing, may currently be too high for broad market adoption. Our competitors or other organizations may incorporate AI features into their products more quickly or more successfully and their AI features may achieve higher market acceptance than ours, which may result in us failing to recoup our investments in developing AI-powered applications. Should any of these items or others occur, our ability to compete, our reputation and operating results may be materially and adversely affected.

Issues in the use of artificial intelligence in our offerings may result in reputational harm or liability.

We are building AI into many of our offerings, and we expect this element of our business to grow. We envision a future in which AI operating in our devices, applications, and the cloud helps our customers be more productive in their work and personal lives. As with many disruptive innovations, AI presents risks and challenges that could affect its adoption, and therefore our business. AI algorithms may be flawed. Datasets may be insufficient or contain biased information. Inappropriate or controversial data practices by Microsoft or others could impair the acceptance of AI solutions. These deficiencies could undermine the decisions, predictions, or analysis AI applications produce, subjecting us to competitive harm, legal liability, and brand or reputational harm. Some AI scenarios present ethical issues. If we enable or offer AI solutions that are controversial because of their impact on human rights, privacy, employment, or other social issues, we may experience brand or reputational harm.

We are subject to uncertain government regulation and other legal uncertainties relating to the internet.

Any new laws or regulations relating to our industry could adversely affect our business. In addition, current laws and regulations may be applied and new laws and regulations may be adopted in the future that address issues such as user privacy, pricing, taxation and the characteristics and quality of services offered over the Internet. New laws could increase the cost of transmitting data over the Internet, which could increase our expenses and discourage people from using the Internet to obtain business and financial information.

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Risks Related to this Offering

No minimum offering size.

There is no minimum dollar amount that we must raise before we are entitled to use the investors’ funds. Accordingly, we will begin to immediately use the funds that we receive from investors in without knowing if we will raise any additional capital. The initial investors will bear this additional risk as we may not be able to raise additional funding to ensure the business is completely operational.

The price that you pay for our Shares may not be indicative of the fair market value of our Shares or the Company. Further, if you purchase our Shares, you will incur immediate and substantial dilution from the price you pay.

The offering price for our Shares was determined arbitrarily by the Company’s Board of Directors and may not be an accurate estimate of the fair market value of the Shares. The offering price for our Shares bears no relationship to any established criteria of value, such as book value or earnings per share or any combination thereof. Additionally, because we have no operating history, the price of the Shares is not based on our past earnings. There is no assurance that the value of the Shares will remain at the offering price. Consequently, the offering price of our Shares will be substantially higher than the net tangible book value per share of our outstanding common stock immediately after the Offering. If you purchase Shares in this Offering, you will incur immediate and substantial dilution in the net tangible book value per share from the price you pay.

Our corporate governance structure provides that you will have no right to participate in the management of the Company.

The Board of Directors of the Company will have complete control over the Company’s business affairs and operations. The Board of Directors shall have the right to (i) approve all company transactions, such as the sale of the Company’s assets or merging with a third party, (ii) encumber the assets of the Company,(iii)  incur indebtedness, and/or (iv) issue equity securities with rights senior to the rights that you presently have including, but not limited to the issuance of preferred securities that will entitle the new investors to the return of their capital prior to you receiving the return of your capital. Further, no voting rights attach to the Shares being offered in this Offering. Accordingly, you will have no ability to participate in the management of the Company’s business affairs or the right to object to any decision made by the Board of Directors. If we fail to execute our business plan successfully, business decisions made by the Board of Directors could have a material adverse effect on the Company’s financial condition and the value of your Shares. Furthermore, the stock of the Company is made up of two different classes, with those being Common Stock and Preferred Stock. The difference between the two classes is that Preferred Stock entitles its holders to 1,000 votes per share, whereas the holders of Common Stock are only entitled to 1 vote per share. The Preferred Stock of the Company is held solely by its founders, Brian Podolak and James Sposato.

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Our management has broad discretion in the use of the net proceeds from this Offering.

The net proceeds of this Offering will be added to the Company’s working capital and will be available for general company purposes, including hiring and training employees, employee compensation, technology acquisition and development, securing intellectual property rights, and other capital and operating expenditures. We cannot specify with certainty the particular uses for the net proceeds we will receivefrom this Offering or when the proceeds will be applied for those uses. Accordingly, the Company’s Board of Directors will have broad discretion in the application of the net proceeds. At this time, we have not secured or identified any additional financing. We do not have any firm commitments or other identified sources of additional capital from third parties or from our officers, Board of Directors or other shareholders. There can be no assurance that additional capital will be available to the Company, or that, if available, it will be on terms satisfactory to the Company’s management. Any additional financing may involve dilution to our existing equity holders. If we do not obtain additional capital on terms satisfactory to us, or at all, it may cause us to delay, curtail, scale back or forgo some or all of our business operations, which could have a material adverse effect on our business and financial results and investors would be at risk to lose all or a part of any investment in our Company.

There will be no viable private or public market for our Shares. Therefore, your investment in our Company may be limited in its liquidity.

In all likelihood, there will be no private or public market for the sale of the Company’s Shares. Therefore, you should be fully aware of the long-term nature of your investment in the Shares and the lack of liquidity of your investment. Because the Shares are being sold under exemptions from the registration requirements of U.S. and state securities laws, the Shares may not be resold unless such transfer is in accordance with the Stockholders Agreement, or unless they are subsequently registered or a satisfactory opinion of counsel is delivered to us to the effect that such registration is not required. We do not currently contemplate any such registration. No market for the Shares currently exists, and it is unlikely that a market will exist in the near future. You may not be able to liquidate your investment in the event of an emergency or for any other reason. In addition, the transfer of the Shares may result in adverse tax consequences. Accordingly, it may be difficult for you to sell your Shares at the price that you paid for such Shares, at a price that is attractive to you, or at all.

The subsequent sale of our Shares may further dilute your Shares.

The Board of Directors of the Company, in its sole discretion, is authorized to sell additional shares of stock. Any such issuance below the offering price of the Shares in this Offering would dilute the interest of persons acquiring Shares in this Offering.

We do not expect to pay any distributions for the foreseeable future.

We intend to use the proceeds from the investment hereunder and all other available funds to improve and expand our operations. The Board of Directors has the sole ability to determine whether or not we have sufficient net cash flow to make distributions to our shareholders and may determine that it is in our best interest to suspend or terminate cash distributions to our shareholders. Accordingly, we have no plans to pay distributions for the foreseeable future, even if such funds were tos become available.

Related Party Transactions

Click Fish Media, Inc. (“CFM”), which is wholly-owned by James Sposato, and SGT Team Inc. (“SGT”), which is wholly-owned by Brian Podolak, have licensed the intellectual property that the Company’s uses for its operations in exchange for a secured promissory demand note (the “Note”). Pursuant to the terms of the Note, in exchange for the licensing of the intellectual property, each of SGT and CFM will be granted 32,500,000 shares of common stock of the Company.

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